                                                                    EXHIBIT 3.59

                           ARTICLES OF INCORPORATION

                                      OF

                              H. A. WHITMAN, INC.

                              ___________________

     We, the undersigned natural persons of the age of twenty-one years of age, do hereby associate ourselves into a business corporation under the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled "Business Corporation Act", and the several amendments thereto, and to that end do hereby set forth:

     1.  The name of the corporation is H. A. Whitman, Inc.

     2.  The period of duration of the corporation shall be perpetual.

     3.  The purpose or purposes for which the corporation is organized are:

     To carry on and conduct a general engineering, constructing, excavating and contracting business; to design, construct, enlarge, repair, demolish and engage generally in any work upon buildings, roads, highways, streets, railroads, bridges, waterworks and sewers, of concrete, iron, steel, wood, masonry, earth and other construction; or to otherwise acquire and make available for commercial purposes, sand, gravel and similar building materials; to buy and sell or otherwise acquire or dispose of, either on its own account or as agent for others, sand, gravel and similar products, either at wholesale or retail; to manufacture, purchase, or otherwise acquire, to use, deal in, sell or otherwise dispose of, bricks, tiles, earthenware, terra cotta, and ceramic ware of all kinds, and all materials and articles for the manufacture thereof, also lumber, iron, steel and building materials of all kinds and descriptions.

     To borrow and lend money and negotiate loans; to draw, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons and other securities; to issue on commission, subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company, to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds, and to finance and refinance the same.

     In furtherance and not in limitation of the privileges of this corporation it shall be lawful to purchase or acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, lease, transfer, or in any manner dispose of, and deal and trade in, real estate, goods, wares, merchandise and property of any and every class and description, and in any part of the world.

     To do any or all of the things herein set forth to the same extent as a natural person or persons might or could do and in any part of the world, as principals, agents, contractors, trustees or otherwise, and either alone or in company with others.

     In general to carry on any other incidental business in connection therewith not forbidden by the laws of the State of North Carolina, and with the powers conferred upon corporations of this character by the laws of the State of North Carolina.

     4. The aggregate number of shares which the corporation shall have authority to issue is 10,000 shares, divided into one class. The designation of each class, number of shares of each class, series, if any, within each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, is as follows:

     Class     Series        Number of Shares           Par Value per Share
    Common      ---              10,000                        $10.00

     The preferences, limitations and relative rights in respect to the shares of each class are as follows: None.

     5. The minimum amount of consideration for its shares to be received by the corporation before it shall commence business is $300.00.

     6. The address of the initial registered office of the corporation is 315 Jonestown Road, Winston-Salem, Forsyth County, North Carolina, and the name of the initial registered agent at such address is H. A. Whitman.

     7. The number of directors of the corporation may be fixed by the by-laws, but shall not be less than three.

     The number of directors of the corporation constituting the initial board of directors shall be three, and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders or until their successors are elected and qualified are:

         NAMES                                      ADDRESSES
         -----                                      ----------
     H. A. Whitman            315 Jonestown Road, Winston-Salem, Forsyth County,
                              North Carolina

     Betty B. Whitman         315 Jonestown Road, Winston-Salem, Forsyth County,
                              North Carolina

     G. Ray Motsinger         3600 Kirklees Drive, Winston-Salem,
                              Forsyth County, North Carolina

8.   The names and addresses of all of the incorporators are:

         NAMES                                      ADDRESSES
         -----                                      ---------
     H. A. Whitman            315 Jonestown Road, Winston-Salem, Forsyth County,
                              North Carolina

     Betty B. Whitman         315 Jonestown Road, Winston-Salem, Forsyth County,
                              North Carolina

     G. Ray Motsinger         3600 Kirklees Drive, Winston-Salem,
                              Forsyth County, North Carolina

     IN TESTIMONY WHEREOF, we have hereunto set our hands, this the 5th day of February, 1964.

                                /s/ H. A. Whitman
                                -------------------

                               /s/ Betty B. Whitman
                               ---------------------

                               /s/ G. Ray Motsinger
                               ---------------------

STATE OF NORTH CAROLINA

COUNTY OF FORSYTH

     THIS IS TO CERTIFY that on the 5th day of February, 1964, before me, a Notary Public, personally appeared H. A. Whitman, Betty B Whitman and G. Ray Motsinger, who I am satisfied are the persons named in and who executed the foregoing Articles of Incorporation, and I having first made known to them the contents thereof, they did each acknowledge that they signed and delivered the same as their voluntary act and deed for the uses and purposes therein expressed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, this 5th day of February, 1964.


                                          /s/ Stephanie Badoud
                                     -----------------------------
                                          NOTARY PUBLIC

                                     My Commission expires:

                                                September 18, 1964
                                                ------------------

                                                                       EXHIBIT A

                            STATE OF NORTH CAROLINA

                     Department of the Secretary of State

                    APPLICATION FOR REINSTATEMENT FOLLOWING
                          ADMINISTRATIVE DISSOLUTION

Pursuant to (S)55-14-22 of the North Carolina General Statues, the undersigned corporation hereby submits this Application for Reinstatement Following Administrative Dissolution:

1.   The name of the applicant corporation is:
                          H. A. Whitman, Inc.
     --------------------------------------------------------------------

2. The effective date of the administrative dissolution of the applicant corporation was:

                      9/24/93
     ----------------------------------------------------------------------

3. The ground or grounds for administrative dissolution of the applicant corporation as stated in its Certificate of Dissolution was or were:
              Failure to file annual report
     ----------------------------------------------------------------------
     ______________________________________________________________________

4.   Complete either (a) or (b) as appropriate:

     (a) The grounds stated above for the administrative dissolution of the applicant corporation did not exist. (Insert brief explanation.)
          _________________________________________________________________
          _________________________________________________________________

     (b) The grounds stated above for the administrative dissolution of the applicant corporation have been eliminated. (Insert brief explanation.)
                        Past due reports have been filed
          ------------------------------------------------------------------
          __________________________________________________________________

5. Enclosed is a fee of $25.00 as required by (S)55-1-22 of the North Carolina General Statutes.

This the 22nd day of Sept. 1995.

                                         H.A. Whitman, Inc.
                                    ------------------------------
                                    (Name of Applicant Corporation)

                                           /s/ Larry Jowes
                                    ------------------------------
                                    Signature

                                          Larry Jowes, V. Pres.
                                    ------------------------------
                                    Type or Print Name and Title

NOTES

1. The filing fee for this Application for Reinstatement is $25.00, payable by check made to the order of the Secretary of State.
2. This application and one exact or conformed copy must be filed with the Secretary of State.

                            State of North Carolina
                     Department of the Secretary of State
                             ARTICLES OF AMENDMENT
                             BUSINESS CORPORATION


Pursuant to (S)55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1. The name of the corporation is:  H.A. Whitman, Inc.
                                    ------------------

2. The text of each amendment adopted is as follows (State below or attach):

   Paragraph 1 of the Articles of Incorporation is changed to read:

       "The name of the corporation is IT Corporation of North Carolina, Inc."

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

     NONE

4. The date of adoption of each amendment was as follows:  November 30, 1995

5. (Check either a, b, c, or d, whichever is applicable)

   (a)_______ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

   (b)_______ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

   (c)_______ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required)__________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   (d) X      The amendment(s) was (were) approved by shareholder action, and
      -----
         such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing, unless a delayed time and date is specified:
   _____________________________________________________________________________

This the 1st day of December, 1995.

                                         H.A. Whitman, Inc.
                                         -------------------------
                                                 Name of Corporation

                                         /s/ Mark Anderson Finkelstein
                                         -----------------------------
                                                     Signature

                                         Mark Anderson Finkelstein, Asst. Secy.
                                         --------------------------------------
                                           Type or Print Name and Title

                            STATE OF NORTH CAROLINA

                     Department of the Secretary of State

                    APPLICATION FOR REINSTATEMENT FOLLOWING
                          ADMINISTRATIVE DISSOLUTION


Pursuant to (S)55-14-22 of the North Carolina General Statues, the undersigned corporation hereby submits this Application for Reinstatement Following Administrative Dissolution:

1.   The name of the applicant corporation is:
                  IT Corporation of North Carolina, Inc.
     -----------------------------------------------------------------

2. The effective date of the administrative dissolution of the applicant corporation was:
                      July 14, 1997
     -------------------------------------------------------------------

3. The ground or grounds for administrative dissolution of the applicant corporation as stated in its Certificate of Dissolution was or were:
              Failure to file annual reports
     ---------------------------------------------------------------------
     _____________________________________________________________________
4.   Complete either (a) or (b) as appropriate:

     (a) The grounds stated above for the administrative dissolution of the applicant corporation did not exist. (Insert brief explanation.)

          _____________________________________________________________________
          _____________________________________________________________________

     (b) The grounds stated above for the administrative dissolution of the applicant corporation have been eliminated. (Insert brief explanation.)
             Please see attached annual reports for 1996 and 1997
          ----------------------------------------------------------------------
          ______________________________________________________________________

5. Enclosed is a fee of $100.00 as required by (S)55-1-22 of the North Carolina General Statutes.

This the 20 day of July, 1998.

                                        IT Corporation of North Carolina, Inc.
                                        --------------------------------------
                                        (Name of Applicant Corporation)

                                        /s/ James M. Redwine
                                        ---------------------------------------
                                                  (Signature)

                                        James M. Redwine, Assistant Secretary
                                        -------------------------------------
                                            (Type or Print Name and Title)
Notes:
1. The filing fee for this Application is $100.
2. This application and one exact or conformed copy must be filed with the Secretary of State.

Corporations Division      P.O. Box 29525        Raleigh, NC 27626-0525